FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) made and entered into this ___ day of _________, 2022, by and between H2S2 LLC, a Colorado limited liability company (“Landlord”) and CFN REAL ESTATE LLC, a Delaware limited liability company with an address of 600 East 8th Street, Whitefish, MT 59937 (“Tenant”).

RECITALS

WHEREAS, by the LEASE AGREEMENT (With Option to Purchase) dated December 9, 2021 (the “Lease”), Tenant leased from Landlord that certain premises known as 36679 WCR 53. Eaton, CO 80615-0616 more particularly described as LOT A, Recorded Exemption No. 0711-32-01 RECX17-0186, according to the map recorded February 17, 2018 at Reception No. 4375464, being part of the South ½ of the Northeast ¼ of Section 32, Township 7 North, Range 64 West of the 6th P.M., Weld County, Colorado(“Premises”).

WHEREAS, Landlord and Tenant have agreed to amend certain sections of the Lease and the Exhibits attached to and incorporated into said Lease.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth the Lease.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Recitals.  The foregoing recitals are incorporated into this First Amendment as substantive provisions.

2.June Non-Refundable Deposit.  Landlord and Tenant agree that, Tenant’s obligation to pay the portion of the rent due on June 1, 2022 (for the period between June 1, 2022 and June 30, 2022) with respect to “Non-Refundable Amount Toward Option to Purchase” in the amount of $34,000, shall be paid by Tenant on or before the earlier of (x) November 30, 2022 or (y) Tenant’s exercise of their option to purchase.  Late fees and penalty interest as set forth in Section 5. Late Charges of the Lease will be deemed paid as included in the Consideration (as more fully defined below).

3.July Monthly Base Rent.  Landlord and Tenant agree that Tenant’s obligation to pay the portion of the rent due on July 1, 2022 (for the period between July 1, 2022 and July 31, 2022) with respect to “Monthly Base Rent Not Applied to Purchase” in the amount of $14,000shall be paid on or before November 30, 2022.  Late fees and penalty interest as set forth in Section 5.

1st Amendment to LeasePage 1 of 4

Eaton Property

Late Charges of the Lease will be deemed paid as included in the Consideration as more fully defined below.

4.August Monthly Base Rent.  Landlord and Tenant agree that Tenant’s obligation to pay the portion of the rent due on August 1, 2022 (for the period between August 1, 2022 and August 31, 2022) with respect to “Monthly Base Rent Not Applied to Purchase” in the amount of $14,000, shall be paid on or before November 30, 2022.  Late fees and penalty interest as set forth in Section 5. Late Charges of the Lease will be deemed paid as included in the Consideration as more fully defined below.

5.Rent Due Date.  The rent due date as described in Section 3. Rent of the Lease shall be amended to read: All rent shall be paid to the Landlord without notice on the fifteenth (15th) day of each month of the term hereof.  All other provisions contained in Section 3. Rent of the Lease shall remain in full force and effect.

6.Consideration.  As consideration for the above-described amendments to the Lease Agreement, Tenant shall pay to Landlord the sum of $20,000, on or before November 30, 2022 (the “Consideration”); provided, however, that if Tenant exercises the Option to Purchase, pursuant to Section 15, Option to Purchase Premises, the Consideration shall be due on or before the earlier of (x) December 31, 2022 or (y) the closing of the Purchase and Sale Agreement.

7.Purchase and Sale Agreement.  Exhibit B of the Lease known as the “Purchase and Sale Agreement” is hereby amended as follows:

Section 3.4 New Loan is hereby deleted in its entirety and replaced with the following language: 3.4 New Loan.  Purchaser may pay in cash or may select to obtain financing through a third party.  Purchaser shall pay any and all loan costs as required by Purchaser’s lender.

Section 10.12 Exhibits is hereby amended to delete the reference to Exhibit E, financing terms.

8.Lease Exhibits. Exhibit E of the Lease is hereby deleted in its entirety.

9.Option to Purchase.  Landlord reaffirms that Tenant has retained its Option to Purchase pursuant to Section 15, Option to Purchase Premises.

10.Default.  Any late payment, missed payment or other failure of Tenant under the terms of the Lease and this First Amendment shall constitute a default by Tenant under the terms of the Lease, and Landlord shall be entitled to all remedies as set forth in the Lease and this First Amendment.

1st Amendment to LeasePage 2 of 4

Eaton Property

11.Superseding Effect.  Except as expressly set forth in this First Amendment, Landlord and Tenant acknowledge that the Lease remains in full force and effect.  This First Amendment shall control in the event of any conflict with the provisions of the Lease.

12.Execution.  This First Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which will constitute the same agreement.

~Signatures to Follow~

1st Amendment to LeasePage 3 of 4

Eaton Property

IN WITNESS WHEREOF, the Landlord and Tenant have set their hands and seals to this First Amendment to Lease Agreement on the date set forth above.

LANDLORD:
H2S2 LLC, a Colorado limited liability company

By:____________________________________
Henry Strazza, Manager

TENANT:
CFN REAL ESTATE LLC, a Delaware limited liability company

By: ___________________________________
Mario Marsillo, Jr., CIO

1st Amendment to LeasePage 4 of 4

Eaton Property